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McGLADREY & PULLEN, LLP                                               RSM
Certified Public Accountants and Consultants                      International


Securities and Exchange Commission
Washington, DC 20549

We were previously the independent accountants for Stanly Capital Corp., and on January 17, 1996 we reported on the consolidated financial statements of Stanly Capital Corp and subsidiary as of December 31, 1995 and 1994 and for the three years ended December 31, 1995. On August 31, 1996, we were dismissed as independent accountants of Stanly Capital Corp. We have read Stanly Capital Corp.'s statements included under item 4 of its Form 8-K dated August 31, 1996 and we agree with such statements.

(Signature of McGladrey & Pullen, LLP appears here)

McGladrey & Pullen, LLP
Charlotte, North Carolina
August 31, 1996






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